July 1, 2014

To the Trustees of the John Hancock Group of Funds

601 Congress Street

Boston, MA 02210

Re: Agreement to Waive Advisory Fees and Reimburse Expenses

John Hancock Investment Management Services, LLC and John Hancock Advisers, LLC (collectively, the “Advisers”), each an investment adviser to the investment companies listed in Appendix A (collectively, the “John Hancock Funds”), hereby notify you as follows:

1. Each Adviser agrees to waive its management fee for a John Hancock Fund portfolio, as applicable, or otherwise reimburse the expenses of that portfolio as set forth below (the “Reimbursement”).

2. The Reimbursement shall apply to all John Hancock Fund portfolios in existence on the date of this Agreement, except those noted below, and to all future John Hancock Fund portfolios to which an Adviser agrees this Agreement should apply (the “Participating Portfolios”).

The Reimbursement shall not apply to the following John Hancock Variable Insurance Trust portfolios:

Each Lifestyle Trust

Each Lifecycle Trust

Each Lifestyle PS Series

Core Strategy Trust

Franklin Templeton Founding Allocation Trust

The reimbursement shall not apply to the following John Hancock Funds II portfolios:

Each Retirement Choices Portfolio

Each Lifestyle Portfolio

Each Lifestyle II Portfolio

Each Retirement Living Portfolio

Each Retirement Living II Portfolio

Alternative Asset Allocation Fund

3. The Reimbursement shall equal on an annualized basis:

0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than or equal to $125 billion;

0.0125% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $125 billion but is less than or equal to $150 billion; and

0.0150% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $150 billion.

The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio.

4. The Reimbursement with respect to each Participating Portfolio may be terminated or modified at any time by an Adviser upon notice to the Participating Portfolio and approval of the John Hancock Funds Board of Trustees.

5. This Agreement is effective as of July 1, 2014 and supersedes the prior Letter Agreement from the Adviser to the Trustees relating to the same subject matter.

Very truly yours,

John Hancock Investment Management Services, LLC

By: /s/ Leo Zerilli

Leo Zerilli, SVP and Chief Investment Officer

John Hancock Advisers, LLC

By: /s/ Leo Zerilli

Leo Zerilli, SVP and Chief Investment Officer

ACCEPTED BY:

John Hancock Financial Opportunities Fund	John Hancock Floating Rate High Income Fund
John Hancock Bond Trust	John Hancock Municipal Securities Trust
John Hancock California Tax-Free Income Fund	John Hancock Preferred Income Fund
John Hancock Capital Series	John Hancock Preferred Income Fund II
John Hancock Current Interest	John Hancock Preferred Income Fund III
John Hancock Emerging Markets Income Fund	John Hancock Premium Dividend Fund
John Hancock Funds III	John Hancock Sovereign Bond Fund
John Hancock Hedged Equity & Income Fund	John Hancock Strategic Diversified Income Fund
John Hancock Income Securities Trust	John Hancock Strategic Series
John Hancock Investment Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Investment Trust II	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Investment Trust III	John Hancock Tax-Exempt Series Fund
John Hancock Investors Trust	John Hancock Funds II
John Hancock Variable Insurance Trust

On behalf of each of its series identified as a Participating Portfolio

By: /s/ Andrew G. Arnott

Andrew G. Arnott

President

Appendix A

John Hancock Financial Opportunities Fund	John Hancock Floating Rate High Income Fund
John Hancock Bond Trust	John Hancock Municipal Securities Trust
John Hancock California Tax-Free Income Fund	John Hancock Preferred Income Fund
John Hancock Capital Series	John Hancock Preferred Income Fund II
John Hancock Current Interest	John Hancock Preferred Income Fund III
John Hancock Emerging Markets Income Fund	John Hancock Premium Dividend Fund
John Hancock Funds III	John Hancock Sovereign Bond Fund
John Hancock Hedged Equity & Income Fund	John Hancock Strategic Diversified Income Fund
John Hancock Income Securities Trust	John Hancock Strategic Series
John Hancock Investment Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Investment Trust II	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Investment Trust III	John Hancock Tax-Exempt Series Fund
John Hancock Investors Trust	John Hancock Funds II
John Hancock Variable Insurance Trust